Exhibit 99.1

ITT REPORTS FOURTH QUARTER EARNINGS PER SHARE (EPS) OF $1.55, ADJUSTED EPS OF $1.50; REPORTS FULL YEAR EPS OF $6.30, ADJUSTED EPS OF $5.86
Full Year Highlights:

▪11% revenue growth (7% organic) driven by higher volume and pricing actions, and contributions from the Svanehøj and kSARIA acquisitions
▪18.6% operating margin, up 250 basis points; 17.7% adjusted operating margin, up 80 basis points; surpassing long-term margin target
▪Deployed $1.2 billion of capital, over two times full year free cash flow, shifting portfolio to high growth, high margin flow and connector segments
▪Initiates 2025 EPS guidance of $6.05 to $6.45; adjusted EPS of $6.10 to $6.50

STAMFORD, Conn., February 6, 2025 – ITT Inc. (NYSE: ITT) today reported financial results for the fourth quarter and full year ended December 31, 2024. For the fourth quarter, the company reported a year-over-year revenue increase of 12%, up 6% on an organic basis, primarily driven by higher volume, pricing actions and the acquisitions of Svanehøj and kSARIA.
Fourth quarter operating income of $160 million increased 35% compared to prior year, and operating margin of 17.2% increased 290 basis points versus prior year primarily due to higher volume leverage, favorable price and cost actions, lower restructuring charges and the impact of a $15 million loss on sale in prior year. On an adjusted basis, operating income of $163 million increased 16% primarily due to higher volumes, pricing actions and productivity, partially offset by higher strategic growth investments and corporate costs.
Earnings per share for the fourth quarter of $1.55 increased 38% versus prior year primarily due to the impact of non-recurring items in prior year, higher operating income and a lower tax rate, partially offset by higher interest expense related to acquisition debt. On an adjusted basis, earnings per share of $1.50 increased 12% compared to prior year due primarily to higher operating income.
Operating cash flow for the fourth quarter of $223 million increased 31% versus prior year driven by higher operating income and working capital improvements, resulting in operating cash flow margin of 24%. Free cash flow for the fourth quarter of $187 million increased 42% versus prior year, resulting in free cash flow margin of 20%. For the full year, operating cash flow of $563 million increased 5%, and free cash flow of $439 million increased 2%. Both increases were due to higher net income, improved accounts receivable collections and inventory management.

Exhibit 99.1

Table 1. Fourth Quarter Performance

	Q4 2024	Q4 2023	Change
Revenue	$929.0	$829.1	12.0%
Organic Growth			5.9%
Operating Income	$159.9	$118.8	34.6%
Operating Margin	17.2%	14.3%	290	bps
Adjusted Operating Income	$162.8	$140.9	15.5%
Adjusted Operating Margin	17.5%	17.0%	50	bps
Earnings Per Share	$1.55	$1.12	38.4%
Adjusted Earnings Per Share	$1.50	$1.34	11.9%
Operating Cash Flow	$223.2	$170.4	31.0%
Free Cash Flow	$186.8	$131.3	42.3%
Note: all results unaudited; dollars in millions except for per share amounts.
Management Commentary
“In 2024, our teams delivered on our commitments once again. We grew revenues 11% in total, 7% organically, with strength across all segments. Our businesses drove strong margin expansion and eclipsed our long-term margin target two years ahead of plan. We deployed over $860 million of capital through the acquisitions of cryogenic pump manufacturer, Svanehøj, and defense interconnect specialist, kSARIA. These acquisitions, coupled with the divestiture of our automotive component business, significantly enhanced ITT’s opportunities in higher growth and higher margin flow and connectors businesses whilst strategically shifting our portfolio. On top of this, we invested over $100 million in growth and productivity to further our differentiation, paid down over $500 million of debt related to M&A, and returned over $200 million of capital to shareholders. We entered 2025 with a $1.6 billion backlog, continued growth and margin expansion opportunities in our core and ramping value creation from our acquisitions,” said Luca Savi, ITT’s Chief Executive Officer and President.
Table 2. Fourth Quarter Segment Results

	Revenue			Operating Income			Operating Margin
	Q4 2024	Reported Change	Organic Growth	Q4 2024	Reported Change	Adjusted Change	Q4 2024	Reported Change	Adjusted Change
Motion Technologies	$326.0	(10.6)%	—%	$62.8	4.1%	1.0%	19.3%	280 bps	220 bps
Industrial Process	362.6	25.2%	10.4%	76.9	34.4%	28.3%	21.2%	150 bps	60 bps
Connect & Control Technologies	241.0	37.2%	9.4%	39.9	141.8%	26.0%	16.6%	720 bps	(150) bps
Note: all results unaudited; excludes intercompany revenue eliminations of $0.6 million; comparisons to Q4 2023; dollars in millions.
Motion Technologies revenue decreased 11% due to the Wolverine divestiture in July 2024, partially offset by strength in rail and Friction’s automotive aftermarket. Operating income of $63 million increased 4% due to productivity, including supply chain savings, and lower material and overhead costs, partially offset by higher strategic investments.
Industrial Process revenue increased 25%, primarily due to the acquisition of Svanehøj and growth in pump projects and short cycle. This was partially offset by unfavorable foreign currency impacts.

Exhibit 99.1
Operating income of $77 million increased 34% driven by increased volume, pricing and productivity actions, and lower restructuring charges.
Connect & Control Technologies revenue increased 37%, primarily due to the acquisition of kSARIA, as well as growth in defense and industrial connectors and pricing actions. Operating income of $40 million increased 142% due to the impact of a prior year loss on sale and current year benefits from pricing actions, productivity and contributions from kSARIA. This was partially offset by higher material, labor and overhead costs.
Table 3. 2024 Full Year Performance

	FY 2024	FY 2023	Change
Revenue	$3,630.7	$3,283.0	10.6%
Organic Growth			6.9%
Operating Income	$676.0	$528.2	28.0%
Operating Margin	18.6%	16.1%	250	bps
Adjusted Operating Income	$642.7	$554.6	15.9%
Adjusted Operating Margin	17.7%	16.9%	80	bps
Earnings Per Share	$6.30	$4.97	26.8%
Adjusted Earnings Per Share	$5.86	$5.21	12.5%
Operating Cash Flow	$562.6	$538.0	4.6%
Free Cash Flow	$438.7	$430.4	1.9%
Note: dollars in millions except for per share amounts
Quarterly Dividend Increase
The company announced today an increase in its quarterly dividend of 10% to $0.351 per share on the company’s outstanding common stock. ITT’s Board of Directors approved the cash dividend for the first quarter of 2025, which will be payable on March 31, 2025 to shareholders of record as of the close of business on March 6, 2025. The 10% increase in the quarterly dividend announced today follows increases of 10% in both 2023 and 2024. Including the increase in 2025, the company’s dividend has grown at a 16% compounded annual growth rate since 2020.
2025 Guidance
We expect revenue growth of 2% to 4%, up 3% to 5% on an organic basis; operating margin of 18.0% to 18.9%, and adjusted operating margin of 18.1% to 19.0%, up 40 to 130 bps; EPS of $6.05 to $6.45, and adjusted EPS of $6.10 to $6.50; and free cash flow of $450 million to $500 million, representing free cash flow margin of 12% to 13% for full year 2025.
It is not possible, without unreasonable efforts, to estimate the impacts of foreign currency fluctuations, acquisitions, divestitures, and certain other special items that may occur in 2025 as these items are inherently uncertain and difficult to predict. As a result, we are unable to quantify certain amounts that would be included in a reconciliation of organic revenue growth and adjusted operating margin to the most directly comparable GAAP financial measures without unreasonable efforts and we have not provided reconciliations for these forward-looking non-GAAP financial measures.

Exhibit 99.1

Investor Conference Call Details
ITT’s management will host a conference call for investors on Thursday, February 6, 2025 at 9:30 a.m. Eastern Time. The briefing can be accessed live via webcast which is available on the company’s website: https://investors.itt.com. A replay of the webcast will be available two hours after the presentation concludes. Reconciliations of non-GAAP financial performance metrics to their most comparable U.S. GAAP financial performance metrics are defined and presented below and should not be considered a substitute for, nor superior to, the financial data prepared in accordance with U.S. GAAP.

Investor Contact            Media Contact
Mark Macaluso            Phil Terrigno
+1 914-641-2064            +1 914-641-2143
mark.macaluso@itt.com        phil.terrigno@itt.com

Exhibit 99.1
Safe Harbor Statement
This release contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In addition, the conference call (including the financial results presentation material) may include, and officers and representatives of ITT may from time to time make and discuss, projections, goals, assumptions, and statements that may constitute “forward-looking statements”. These forward-looking statements are not historical facts, but rather represent only a belief regarding future events based on current expectations, estimates, assumptions and projections about our business, future financial results, the industry in which we operate, and other legal, regulatory, and economic developments. These forward-looking statements include, but are not limited to, future strategic plans and other statements that describe the company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future events and future operating or financial performance.
We use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “guidance,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will,” “would,” and other similar expressions to identify such forward-looking statements. Forward-looking statements are uncertain and, by their nature, many are inherently unpredictable and outside of ITT’s control, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.
Where in any forward-looking statement we express an expectation or belief as to future results or events, such expectation or belief is based on current plans and expectations of our management, expressed in good faith and believed to have a reasonable basis. However, we cannot provide any assurance that the expectation or belief will occur or that anticipated results will be achieved or accomplished.
Among the factors that could cause our results to differ materially from those indicated by forward-looking statements are risks and uncertainties inherent in our business including, without limitation:
•uncertain global economic and capital markets conditions, which have been influenced by heightened geopolitical tensions, inflation, changes in monetary policies, the threat of a possible regional or global economic recession, trade disputes between the U.S. and its trading partners, political and social unrest, and the availability and fluctuations in prices of energy and commodities, including steel, oil, copper and tin;
•fluctuations in interest rates and the impact of such fluctuations on customer behavior and on our cost of debt;
•fluctuations in foreign currency exchange rates and the impact of such fluctuations on our revenues, customer demand for our products and on our hedging arrangements;
•volatility in raw material prices and our suppliers’ ability to meet quality and delivery requirements;
•impacts and risk of liabilities from recent mergers, acquisitions, or venture investments, and past divestitures and spin-offs;
•our inability to hire or retain key personnel;
•failure to compete successfully and innovate in our markets;
•failure to manage the distribution of products and services effectively;
•failure to protect our intellectual property rights or violations of the intellectual property rights of others;
•the extent to which there are quality problems with respect to manufacturing processes or finished goods;
•the risk of cybersecurity breaches or failure of any information systems used by the Company, including any flaws in the implementation of any enterprise resource planning systems;
•loss of or decrease in sales from our most significant customers;
•risks due to our operations and sales outside the U.S. and in emerging markets, including the imposition of tariffs and trade sanctions;
•fluctuations in demand or customers’ levels of capital investment, maintenance expenditures, production, and market cyclicality;
•the risk of material business interruptions, particularly at our manufacturing facilities;
•risks related to government contracting, including changes in levels of government spending and regulatory and contractual requirements applicable to sales to the U.S. government;
•fluctuations in our effective tax rate, including as a result of changing tax laws and other possible tax reform legislation in the U.S. and other jurisdictions;
•changes in environmental laws or regulations, discovery of previously unknown or more extensive contamination, or the failure of a potentially responsible party to perform;
•failure to comply with the U.S. Foreign Corrupt Practices Act (or other applicable anti-corruption legislation), export controls and trade sanctions; and
•risk of product liability claims and litigation.
The forward-looking statements included in this release speak only as of the date hereof. We undertake no obligation (and expressly disclaim any obligation) to update any forward-looking statements, whether written or oral or as a result of new information, future events or otherwise.

Exhibit 99.1
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Revenue	$929.0	$829.1	$3,630.7	$3,283.0
Cost of revenue	612.6	543.1	2,383.4	2,175.7
Gross profit	316.4	286.0	1,247.3	1,107.3
General and administrative expenses	73.9	83.3	296.6	294.5
Sales and marketing expenses	54.5	42.8	205.7	174.0
Research and development expenses	28.0	25.5	116.3	102.6
(Gain) loss on sale of businesses	—	15.3	(47.8)	8.1
(Gain) loss on sale of long-lived assets	0.1	0.3	0.5	(0.1)
Operating income	159.9	118.8	676.0	528.2
Interest expense	11.5	3.8	36.6	19.2
Interest income	(1.6)	(2.3)	(6.6)	(8.8)
Other non-operating income, net	0.3	(0.2)	(1.6)	(1.7)
Income from continuing operations before income tax	149.7	117.5	647.6	519.5
Income tax expense	22.2	24.2	125.8	104.8
Income from continuing operations	127.5	93.3	521.8	414.7
Income (loss) from discontinued operations, net of tax	0.1	(0.9)	(0.1)	(0.9)
Net income	127.6	92.4	521.7	413.8
Less: Income attributable to noncontrolling interests	0.6	0.9	3.4	3.3
Net income attributable to ITT Inc.	$127.0	$91.5	$518.3	$410.5

Amounts attributable to ITT Inc.:
Income from continuing operations	$126.9	$92.4	$518.4	$411.4
Income (loss) from discontinued operations, net of tax	0.1	(0.9)	(0.1)	(0.9)
Net income attributable to ITT Inc.	$127.0	$91.5	$518.3	$410.5

Earnings per share attributable to ITT Inc.:
Basic:
Continuing operations	$1.56	$1.13	$6.34	$5.00
Discontinued operations	—	(0.02)	—	(0.01)
Net income	$1.56	$1.11	$6.34	$4.99
Diluted:
Continuing operations	$1.55	$1.12	$6.30	$4.97
Discontinued operations	—	(0.01)	—	(0.01)
Net income	$1.55	$1.11	$6.30	$4.96
Weighted average common shares – basic	81.5	82.1	81.8	82.3
Weighted average common shares – diluted	82.0	82.6	82.3	82.7

Exhibit 99.1
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

As of the Period Ended	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$439.3	$489.2
Receivables, net	703.0	675.2
Inventories	591.2	575.4
Other current assets	131.2	117.9
Total current assets	1,864.7	1,857.7
Non-current assets:
Plant, property and equipment, net	577.2	561.0
Goodwill	1,430.1	1,016.3
Other intangible assets, net	454.1	116.6
Other non-current assets	384.6	381.0
Total non-current assets	2,846.0	2,074.9
Total assets	$4,710.7	$3,932.6
Liabilities and Shareholders’ Equity
Current liabilities:
Short-term borrowings	$427.6	$187.7
Accounts payable	458.4	437.0
Accrued and other current liabilities	447.2	413.1
Total current liabilities	1,333.2	1,037.8
Non-current liabilities:
Non-current portion of long-term debt	232.6	5.7
Postretirement benefits	119.0	138.7
Other non-current liabilities	256.3	211.3
Total non-current liabilities	607.9	355.7
Total liabilities	1,941.1	1,393.5
Shareholders’ equity:
Common stock:
Authorized – 250.0 shares, $1 par value per share
Issued and outstanding – 81.5 shares and 82.1 shares, respectively	81.5	82.1
Retained earnings	3,099.4	2,778.0
Accumulated other comprehensive income (loss):
Postretirement benefits	3.2	(1.6)
Cumulative translation adjustments	(421.5)	(330.3)
Total accumulated other comprehensive loss	(418.3)	(331.9)
Total ITT Inc. shareholders’ equity	2,762.6	2,528.2
Noncontrolling interests	7.0	10.9
Total shareholders’ equity	2,769.6	2,539.1
Total liabilities and shareholders’ equity	$4,710.7	$3,932.6

Exhibit 99.1
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(IN MILLIONS)

For the Year Ended	December 31, 2024	December 31, 2023
Operating Activities
Income from continuing operations attributable to ITT Inc.	$518.4	$411.4
Adjustments to income from continuing operations:
Depreciation and amortization	137.3	109.2
Equity-based compensation	25.9	20.2
Deferred income tax (benefit) expense	(20.6)	(27.6)
(Gain) loss on sale of businesses	(47.8)	8.1
Loss (gain) on sale of long-lived assets	0.5	(0.1)
Other non-cash charges, net	30.5	29.0
Changes in assets and liabilities:
Change in receivables	(43.2)	(39.2)
Change in inventories	2.0	(34.4)
Change in contract assets	(7.9)	(0.3)
Change in contract liabilities	(0.9)	23.1
Change in accounts payable	1.8	26.3
Change in accrued expenses	(10.8)	47.6
Change in income taxes	(2.1)	5.4
Other, net	(20.5)	(40.7)
Net Cash – Operating Activities	562.6	538.0
Investing Activities
Capital expenditures	(123.9)	(107.6)
Proceeds from sale of business	177.9	11.5
Proceeds from sale of long-lived assets	1.6	0.9
Acquisitions, net of cash acquired	(864.8)	(79.3)
Payments to acquire interest in unconsolidated subsidiaries	(2.6)	(2.5)
Other, net	(6.1)	(4.0)
Net Cash – Investing Activities	(817.9)	(181.0)
Financing Activities
Commercial paper, net borrowings	239.5	(266.0)
Long-term debt issued, net of debt issuance costs	763.9	—
Long-term debt repayments	(537.4)	(2.2)
Share repurchases under repurchase plan	(104.5)	(60.0)
Payments for taxes related to net share settlement of stock incentive plans	(14.2)	(7.2)
Dividends paid	(104.7)	(95.8)
Other, net	(7.7)	(1.1)
Net Cash – Financing Activities	234.9	(432.3)
Exchange rate effects on cash and cash equivalents	(29.0)	3.6
Net cash from discontinued operations – operating activities	(0.5)	(0.3)
Net change in cash and cash equivalents	(49.9)	(72.0)
Cash and cash equivalents – beginning of year (includes restricted cash of $0.7 and $0.7, respectively)	489.9	561.9
Cash and cash equivalents – end of year (includes restricted cash of $0.7 and $0.7, respectively)	$440.0	$489.9
Supplemental Disclosures of Cash Flow and Non-Cash Information:
Cash paid for interest	$33.4	$15.7
Cash paid for income taxes, net of refunds received	$128.6	$113.1
Capital expenditures included in current liabilities	$31.2	$25.3

Exhibit 99.1
Key Performance Indicators and Non-GAAP Measures
ITT reviews a variety of key performance indicators including revenue, operating income and margin, earnings per share, order growth, and backlog. In addition, we consider certain measures to be useful to management and investors when evaluating our operating performance for the periods presented. These measures provide a tool for evaluating our ongoing operations and management of assets from period to period. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including, but not limited to, acquisitions, dividends, and share repurchases. Some of these metrics, however, are not measures of financial performance under accounting principles generally accepted in the United States of America (GAAP) and should not be considered a substitute for measures determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators for purposes of our reconciliation tables.

Organic Revenues and Organic Orders are defined, respectively, as revenue and orders, excluding the impacts of foreign currency fluctuations, acquisitions, and divestitures that may or may not qualify as discontinued operations. Current year activity from acquisitions is excluded for twelve months following the closing date of acquisition. The period-over-period change resulting from foreign currency fluctuations is estimated using a fixed exchange rate for both the current and prior periods. Prior year revenue and orders are adjusted to exclude activity during the comparable period for twelve months post-closing date for divestitures that do not qualify as discontinued operations. We believe that reporting organic revenue and organic orders provide useful information to investors by helping identify underlying trends in our business and facilitating comparisons of our revenue performance with prior and future periods and to our peers.

Adjusted Operating Income is defined as operating income adjusted to exclude special items that include, but are not limited to, restructuring, certain asset impairment charges, certain acquisition- and divestiture-related impacts, and unusual or infrequent operating items. Special items represent charges or credits that impact current results, which management views as unrelated to the Company's ongoing operations and performance. Adjusted Operating Margin is defined as adjusted operating income divided by revenue. We believe these financial measures are useful to investors and other users of our financial statements in evaluating ongoing operating profitability, as well as in evaluating operating performance in relation to our competitors.

Adjusted Income from Continuing Operations is defined as income from continuing operations attributable to ITT Inc. adjusted to exclude special items that include, but are not limited to, restructuring, certain asset impairment charges, certain acquisition- and divestiture-related impacts, income tax settlements or adjustments, and unusual or infrequent items. Special items represent charges or credits, on an after-tax basis, that impact current results, which management views as unrelated to the Company’s ongoing operations and performance. The after-tax basis of each special item is determined using the jurisdictional tax rate of where the expense or benefit occurred and the tax deductibility under local tax rules. Adjusted Income from Continuing Operations per Diluted Share (Adjusted EPS) is defined as adjusted income from continuing operations divided by diluted weighted average common shares outstanding. We believe that adjusted income from continuing operations and adjusted EPS are useful to investors and other users of our financial statements in evaluating ongoing operating profitability, as well as in evaluating operating performance in relation to our competitors.

Free Cash Flow is defined as net cash provided by operating activities less capital expenditures. Free Cash Flow Margin is defined as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin provide useful information to investors as it provides insight into a primary cash flow metric used by management to monitor and evaluate cash flows generated by our operations.

Exhibit 99.1
ITT Inc. Non-GAAP Reconciliation Statements
(In millions; all amounts unaudited)

Reconciliation of Revenue to Organic Revenue
	Fourth Quarter 2024					Full Year 2024
	MT	IP	CCT	Elim	Total	MT	IP	CCT	Elim	Total
2024 Revenue	$326.0	$362.6	$241.0	$(0.6)	$929.0	$1,447.8	$1,361.0	$825.1	$(3.2)	$3,630.7
Less: Acquisitions	—	49.0	51.5	—	100.5	—	156.2	73.9	—	230.1
Less: Foreign currency translation	(1.3)	(6.1)	(0.7)	—	(8.1)	(9.7)	(13.0)	(2.0)	—	(24.7)
2024 Organic revenue	$327.3	$319.7	$190.2	$(0.6)	$836.6	$1,457.5	$1,217.8	$753.2	$(3.2)	$3,425.3
2023 Revenue	$364.7	$289.7	$175.6	$(0.9)	$829.1	$1,457.8	$1,129.6	$699.4	$(3.8)	$3,283.0
Less: Divestitures	37.3	—	1.8	—	39.1	68.7	—	10.2	0.1	79.0
2023 Organic revenue	$327.4	$289.7	$173.8	$(0.9)	$790.0	$1,389.1	$1,129.6	$689.2	$(3.9)	$3,204.0
Organic Revenue Growth - $	$(0.1)	$30.0	$16.4		$46.6	$68.4	$88.2	$64.0		$221.3
Organic Revenue Growth - %	—%	10.4%	9.4%		5.9%	4.9%	7.8%	9.3%		6.9%

Reported Revenue Growth - $	$(38.7)	$72.9	$65.4		$99.9	$(10.0)	$231.4	$125.7		$347.7
Reported Revenue Growth - %	(10.6)%	25.2%	37.2%		12.0%	(0.7)%	20.5%	18.0%		10.6%

Reconciliation of Orders to Organic Orders
	Fourth Quarter 2024					Full Year 2024
	MT	IP	CCT	Elim	Total	MT	IP	CCT	Elim	Total
2024 Orders	$321.2	$372.0	$222.4	$(0.8)	$914.8	$1,471.6	$1,484.6	$833.0	$(3.5)	$3,785.7
Less: Acquisitions	—	54.2	49.0	—	103.2	—	206.0	61.8	—	267.8
Less: Foreign currency translation	(0.7)	(2.7)	(0.5)	—	(3.9)	(8.6)	(7.6)	(2.1)	—	(18.3)
2024 Organic orders	$321.9	$320.5	$173.9	$(0.8)	$815.5	$1,480.2	$1,286.2	$773.3	$(3.5)	$3,536.2
2023 Orders	$373.0	$285.9	$183.1	$(0.9)	$841.1	$1,487.5	$1,227.0	$738.3	$(3.3)	$3,449.5
Less: Divestitures	37.3	—	1.7	—	39.0	68.7	—	7.3	—	76.0
2023 Organic orders	$335.7	$285.9	$181.4	$(0.9)	$802.1	$1,418.8	$1,227.0	$731.0	$(3.3)	$3,373.5
Organic Orders Growth - $	$(13.8)	$34.6	$(7.5)		$13.4	$61.4	$59.2	$42.3		$162.7
Organic Orders Growth - %	(4.1)%	12.1%	(4.1)%		1.7%	4.3%	4.8%	5.8%		4.8%

Reported Orders Growth - $	$(51.8)	$86.1	$39.3		$73.7	$(15.9)	$257.6	$94.7		$336.2
Reported Orders Growth - %	(13.9)%	30.1%	21.5%		8.8%	(1.1)%	21.0%	12.8%		9.7%

Note: Immaterial differences due to rounding.

Exhibit 99.1
ITT Inc. Non-GAAP Reconciliation Statements
(In millions; all amounts unaudited)

Reconciliations of Operating Income/Margin to Adjusted Operating Income/Margin
	Fourth Quarter 2024					Fourth Quarter 2023
	MT	IP	CCT	Corporate	ITT	MT	IP	CCT	Corporate	ITT
Reported Operating Income	$62.8	$76.9	$39.9	$(19.7)	$159.9	$60.3	$57.2	$16.5	$(15.2)	$118.8
Loss on sale of businesses	—	—	—	—	—	—	—	15.3	—	15.3
Restructuring costs	0.4	0.5	0.6	—	1.5	2.5	3.7	0.9	—	7.1
Acquisition-related expenses	—	0.1	1.6	—	1.7	—	—	0.8	—	0.8
Impacts related to Russia-Ukraine war	(0.3)	—	—	—	(0.3)	(0.6)	(0.6)	—	—	(1.2)
Other special items	—	—	—	—	—	0.1	0.1	(0.1)	—	0.1
Adjusted Operating Income	$62.9	$77.5	$42.1	$(19.7)	$162.8	$62.3	$60.4	$33.4	$(15.2)	$140.9
Change in Operating Income	4.1%	34.4%	141.8%	29.6%	34.6%
Change in Adjusted Operating Income	1.0%	28.3%	26.0%	29.6%	15.5%

Reported Operating Margin	19.3%	21.2%	16.6%		17.2%	16.5%	19.7%	9.4%		14.3%
Impact of special item adjustments	0 bps	20 bps	90 bps		30 bps	60 bps	110 bps	960 bps		270 bps
Adjusted Operating Margin	19.3%	21.4%	17.5%		17.5%	17.1%	20.8%	19.0%		17.0%
Change in Operating Margin	280 bps	150 bps	720 bps		290 bps
Change in Adjusted Operating Margin	220 bps	60 bps	-150 bps		50 bps

	Full Year 2024					Full Year 2023
	MT	IP	CCT	Corporate	ITT	MT	IP	CCT	Corporate	ITT
Reported Operating Income	$314.6	$276.3	$146.1	$(61.0)	$676.0	$230.8	$243.6	$107.5	$(53.7)	$528.2
(Gain) loss on sale of businesses	(47.8)	—	—	—	(47.8)	—	—	15.3	—	15.3
Restructuring costs	2.7	3.0	2.4	—	8.1	4.0	4.6	1.3	—	9.9
Acquisition-related expenses	—	4.2	2.8	—	7.0	—	—	2.4	—	2.4
Impacts related to Russia-Ukraine war	(0.6)	—	—	—	(0.6)	1.3	1.2	—	—	2.5
Other special items [a]	—	—	—	—	—	0.1	—	(0.1)	(3.7)	(3.7)
Adjusted Operating Income	$268.9	$283.5	$151.3	$(61.0)	$642.7	$236.2	$249.4	$126.4	$(57.4)	$554.6
Change in Operating Income	36.3%	13.4%	35.9%	13.6%	28.0%
Change in Adjusted Operating Income	13.8%	13.7%	19.7%	6.3%	15.9%

Reported Operating Margin	21.7%	20.3%	17.7%		18.6%	15.8%	21.6%	15.4%		16.1%
Impact of special item adjustments	-310 bps	50 bps	60 bps		-90 bps	40 bps	50 bps	270 bps		80 bps
Adjusted Operating Margin	18.6%	20.8%	18.3%		17.7%	16.2%	22.1%	18.1%		16.9%
Change in Operating Margin	590 bps	-130 bps	230 bps		250 bps
Change in Adjusted Operating Margin	240 bps	-130 bps	20 bps		80 bps

Note: Immaterial differences due to rounding.

[a] 2023 includes income from a recovery of costs associated with the 2020 lease termination of a legacy site.

Exhibit 99.1
ITT Inc. Non-GAAP Reconciliation Statements
(In millions; all amounts unaudited)

	Reconciliation of Reported vs. Adjusted Income from Continuing Operating and Diluted EPS
		Income from Continuing Operations						Diluted Earnings per Share
		Q4 2024	Q4 2023	% Change	FY 2024	FY 2023	% Change	Q4 2024	Q4 2023	% Change	FY 2024	FY 2023	% Change
	Reported	$126.9	$92.4	37.3%	$518.4	$411.4	26.0%	$1.55	$1.12	38.4%	$6.30	$4.97	26.8%
	Special Items Expense / (Income):
	(Gain) loss on sale of businesses [a]	—	15.3		(47.8)	15.3		—	0.19		(0.58)	0.19
	Restructuring costs	1.5	7.1		8.1	9.9		0.01	0.09		0.09	0.12
	Acquisition-related costs	1.7	0.8		7.0	2.4		0.02	0.01		0.08	0.03
	Impacts related to Russia-Ukraine war	(0.3)	(1.2)		(0.6)	2.5		—	(0.01)		(0.01)	0.03
	Other pre-tax special items [b]	—	0.1		—	(2.3)		—	(0.01)		—	(0.04)
	Net tax benefit of pre-tax special items	(0.4)	(5.4)		(3.3)	(6.2)		—	(0.07)		(0.04)	(0.07)
	Other tax-related special items [c][d]	(6.7)	1.8		0.5	(2.0)		(0.08)	0.02		0.02	(0.02)
	Adjusted	$122.7	$110.9	10.6%	$482.3	$431.0	11.9%	$1.50	$1.34	11.9%	$5.86	$5.21	12.5%

	Note: Amounts may not calculate due to rounding.
	Per share amounts are based on diluted weighted average common shares outstanding.

[a]	The (gain) loss on sale of businesses reflects the divestiture of Wolverine in Q3 2024 and the divestiture of Matrix in Q4 2023.
[b]
FY 2023 primarily includes income of $3.7 from a recovery of costs associated with the 2020 lease termination of a legacy site, partially offset by interest expense of $1.4 related to a tax audit settlement in Italy.

[c]
Q4 2024 includes tax benefit from valuation allowance impacts of ($8.9M), tax benefit on undistributed foreign earnings ($7.6M), tax expense on distributions of $7.1M, tax expense from tax rate change impacts of $1.9M, and other tax expense items totaling $0.8M. Full year 2024 includes tax expense on distributions of $12.5M, tax benefit from valuation allowance impacts of ($6.7M), tax benefit on undistributed foreign earnings of ($5.7M), tax benefit related to the Micro-Mode acquisition of ($2.2M), tax expense from tax rate change impacts of $1.6M, and other tax expense items totaling $1.0M.

[d]
Q4 2023 tax-related special items include expense (benefits) from the tax impact on distributions of $5.9, return to accrual adjustments of $(1.8), a change in uncertain tax positions of $(1.5) and other tax special items of $(0.8). FY 2023 tax-related special items include expense (benefits) from valuation allowance reversals of $(16.4), settlements of $14.4 primarily related to a tax audit in Italy, the tax impact on distributions of $7.5, an amendment of our federal tax return of $(4.9), and other tax special items of $(2.6).

Exhibit 99.1
ITT Inc. Non-GAAP Reconciliation Statements
(In millions; all amounts unaudited)

Reconciliation of GAAP vs Adjusted EPS Guidance - Full Year 2025

	2025 Full-Year Guidance
	Low	High
EPS from Continuing Operations - GAAP	$6.05	$6.45
Estimated restructuring	0.05	0.05
Other special items	0.01	0.01
Tax on special Items	(0.01)	(0.01)
EPS from Continuing Operations - Adjusted	$6.10	$6.50

Note: The Company has provided forward-looking non-GAAP financial measures for organic revenue growth and adjusted operating margin. It is not possible, without unreasonable efforts, to estimate the impacts of foreign currency fluctuations, acquisitions, divestitures, and certain other special items that may occur in 2025 as these items are inherently uncertain and difficult to predict. As a result, the Company is unable to quantify certain amounts that would be included in a reconciliation of organic revenue growth and adjusted operating margin to the most directly comparable GAAP financial measures without unreasonable efforts and accordingly has not provided reconciliations for these forward looking non-GAAP financial measures.

Exhibit 99.1
ITT Inc. Non-GAAP Reconciliation Statements
(In millions; all amounts unaudited)

Reconciliation of Cash from Operating Activities to Free Cash Flow
	Three Months Ended		Full Year Ended		FY 2025 Guidance
	12/31/2024	12/31/2023	12/31/2024	12/31/2023	Low	High
Net Cash - Operating Activities	$223.2	$170.4	$562.6	$538.0	$575	$625
Less: Capital expenditures	36.4	39.1	123.9	107.6	125	125
Free Cash Flow	$186.8	$131.3	$438.7	$430.4	$450	$500

Revenue	$929.0	$829.1	$3,630.7	$3,283.0	$3,720	$3,720	[a]

Operating Cash Flow Margin	24.0%	20.6%	15.5%	16.4%	15%	17%
Free Cash Flow Margin	20.1%	15.8%	12.1%	13.1%	12%	13%

[a] Revenue included in the full year 2025 free cash flow margin guidance represents the expected revenue growth mid-point.